UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/17/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

During the period of October 17, 2011 through October 21, 2011, the Company entered into Subscription Agreements with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of 10% convertible promissory notes (the "Convertible Notes") and warrants. The Company received gross proceeds of approximately $3,400,000 from the offering, which will be used for general working capital purposes and repayment of debt.   The Investors received warrants to purchase up to 1,301,431 shares of the Company's common stock (the "Investor Warrants").   The foregoing description of the Subscription Agreements is qualified by reference to the complete terms of such Subscription Agreements, the form of which is filed herewith as Exhibit 10.1, which are incorporated herein by reference.

The holders of the Convertible Notes have the right at any time to convert all or part of the outstanding principal amount due under the Convertible Notes into shares of the Company's common stock at a conversion price of $2.7727 per share, subject to customary anti-dilution adjustments for stock splits, stock dividends and similar corporate events. The Convertible Notes mature one year from the date of issuance. Interest is payable in cash on a quarterly basis. The Convertible Notes are subordinate in all respects to the Company's obligations to its senior secured lender. The Company has the right to prepay all or part of the Convertible Notes at any time upon 30 days prior written notice. The Convertible Notes provide for the following events of default: (i) termination of existence of the Company; (ii) appointment of a receiver who is not dismissed within 30 days; (iii) the filing against the Company of a petition under the U. S. Bankruptcy Code or similar law that is not dismissed within 60 days; (iv) the commencement of a voluntary proceeding under the U. S. Bankruptcy Code or similar law; (v) the failure to pay interest on the Convertible Notes within three (3) business days of when due; or (vi) the assignment by the Company for the benefit of creditors. The foregoing description of the Convertible Notes is qualified by reference to the complete terms of such Convertible Notes, the form of which is filed herewith as Exhibit 10.2, which are incorporated herein by reference.

The exercise price for the Investor Warrants is $2.64 per share. The Investor Warrants are not exercisable for six months and permit cashless exercise unless the resale of the shares underlying the Investor Warrants has been registered under the Securities Act, in which case, they must be exercised for cash. The foregoing description of the Investor Warrants is qualified by reference to the complete terms of such Investor Warrants, the form of which is filed herewith as Exhibit 10.3, which are incorporated herein by reference.

The Company paid its placement agent a cash fee of $340,000 for its services as placement agent in connection with the offering.

The Convertible Notes, Investor Warrants, and shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Investor Warrants (collectively, the "Securities") have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures made under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The Convertible Notes and Warrants were issued to "accredited investors," as such term is defined in Rule 501(a) of Regulation D of the Securities Act, in transactions exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act and similar exemptions under applicable state securities laws. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors and that they acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Subscription Agreement
10.2 Form of Convertible Note
10.3 Form of Investor Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: October 21, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Form of Convertible Note
EX-10.3	Form of Investor Warrant